                                5

                     SUB-ADVISORY AGREEMENT

     AGREEMENT  made as of the 25th day of April,  2006,  by  and between  MORGAN  STANLEY INVESTMENT MANAGEMENT INC.,  a  Delaware
corporation  (hereinafter  referred to  as  "MSIM"),  and  MORGAN
STANLEY  INVESTMENT  MANAGEMENT COMPANY, a corporation  organized under  the  laws  of Singapore (hereinafter referred  to  as  the
"Local Manager").

                     W I T N E S S T E T H:

     WHEREAS,  Morgan  Stanley Emerging Markets Fund,  Inc.  (the
"Fund") is a Maryland corporation engaged in business as a closed-
end  management investment company  and is registered  under  the
Investment Company Act of 1940, as amended (hereinafter  referred to as the "Investment Company Act"); and

     WHEREAS,  MSIM and the Local Manager are engaged principally in  rendering investment advisory services and are registered  as investment advisers under the Investment Advisers Act of 1940, as amended; and

     WHEREAS,  the  Local  Manager is the  holder  of  a  capital markets services licence for fund management under the Securities and  Futures  Act  (Cap. 289) of Singapore/  or  is  exempt  from licensing  under  the Securities and Futures Act  (Cap.  289)  of
Singapore  and  is  the holder of a financial  adviser's  licence under  the Financial Advisers Act (Cap. 110) of Singapore  or  is
exempt from licensing under the Financial Advisers Act (Cap. 110)
of Singapore; and

     WHEREAS,  MSIM has entered into an Investment  Advisory  and
Management  Agreement (the "Advisory Agreement")  with  the  Fund dated  March 13, 1997, as amended from time to time, pursuant  to which  MSIM  provides  management  and  investment  and  advisory services to the Fund; and

     WHEREAS,  the Local Manager is willing to provide investment
advisory   services  to  MSIM  in  connection  with  the   Fund's
operations on the terms and conditions hereinafter set forth;

     NOW  THEREFORE,  in consideration of the  premises  and  the covenants  hereinafter  contained, the  Local  Manager  and  MSIM hereby agree as follows:

                            ARTICLE I

                   Duties of the Local Manager

     MSIM  hereby employs the Local Manager to act as  investment adviser  to MSIM and to furnish the investment advisory  services described below, subject to the broad supervision of MSIM and the
Fund, for the period and on the terms and conditions set forth in this Agreement.  The Local Manager hereby accepts such employment and agrees during such period, at its own expense, to render,  or arrange  for  the rendering of, such services and to  assume  the obligations  herein set forth for the compensation  provided  for
herein.   The  Local  Manager and its affiliates  shall  for  all
purposes  herein  be  deemed  to be independent  contractors  and shall, unless otherwise expressly provided or authorized, have no authority  to  act  for  or represent the  Fund  in  any  way  or otherwise be deemed agents of the Fund.

     The  Local  Manager shall have the right to make unsolicited calls  on  MSIM  and  shall  provide MSIM  with  such  investment research, advice and supervision as the latter may from  time  to time  consider necessary for the proper supervision of the assets of the Fund; shall furnish continuously an investment program for the  Fund and shall make recommendations from time to time as  to which  securities shall be purchased, sold or exchanged and  what portion  of  the assets of the Fund shall be held in the  various securities  in which the Fund invests, options, futures,  options on  futures or cash; all of the foregoing subject always  to  the restrictions of the Articles of Incorporation and By-Laws of  the
Fund,  as they may be amended and/or restated from time to  time, the  provisions of the Investment Company Act and the  statements
relating   to   the  Fund's  investment  objectives,   investment
restrictions  as  the same are set forth in  the  prospectus  and statement of additional information relating to the shares of the
Fund   under  the  Securities  Act  of  1933,  as  amended   (the
"Prospectus"   and   "Statement   of   Additional   Information",
respectively), or such other applicable disclosure document.  The
Local  Manager shall make recommendations and effect transactions with  respect  to  foreign  currency matters,  including  foreign exchange  contracts, foreign currency options,  foreign  currency futures  and  related  options on foreign  currency  futures  and forward  foreign currency transactions.  The Local Manager  shall also  make  recommendations or take action as to  the  manner  in which  voting rights, rights to consent to corporate  action  and any  other rights pertaining to the portfolio securities  of  the
Fund shall be exercised.

     The  Local Manager will not hold money on behalf of MSIM  or the Fund, nor will the Local Manager be the registered holder  of the registered investment of MSIM or the Fund or be the custodian of documents or other evidence of title.

                           ARTICLE II

               Allocation of Charges and Expenses

     The  Local Manager assumes and shall pay for maintaining the staff  and  personnel necessary to perform its obligations  under this  Agreement and shall at its own expense provide  the  office space, equipment and facilities necessary to provide the services which it is obligated to provide under Article I hereof and shall pay all compensation of officers of the Fund and all Directors of the Fund who are affiliated persons of the Local Manager.

                           ARTICLE III

                Compensation of the Local Manager

     For  the  services  rendered, the facilities  furnished  and expenses  assumed  by the Local Manager, MSIM shall  pay  to  the
Local  Manager a fee in an amount to be determined from  time  to time  by MSIM and the Local Manager but in no event in excess  of the amount that MSIM actually received for providing services  to the Fund pursuant to the Advisory Agreement.

                           ARTICLE IV

          Limitation of Liability of the Local Manager

     The  Local  Manager shall not be liable  for  any  error  of judgment  or mistake of law or for any loss arising  out  of  any investment or for any act or omission in the performance of  sub-
advisory  services rendered with respect to the Fund, except  for willful  misfeasance,  bad  faith  or  gross  negligence  in  the performance of its duties, or by reason of reckless disregard  of
its   obligations  and  duties  hereunder.   As  used   in   this
Article  IV,  the Local Manager shall include any  affiliates  of
MSIM  performing  services  for  MSIM  contemplated  hereby   and
directors, officers and employees of the Local Manager  and  such affiliates.

                            ARTICLE V

                 Activities of the Local Manager

     The services of the Local Manager to the Fund are not to  be deemed  to  be  exclusive,  the  Local  Manager  and  any  person controlled by or under common control with the Local Manager (for purposes  of  this  Article V referred to as "affiliates")  being
free  to  render  services  to others.   It  is  understood  that
Directors, officers, employees and shareholders of the  Fund  are or may become interested in the Local Manager and its affiliates, as  directors, officers, employees and shareholders or  otherwise and  that directors, officers, employees and shareholders of  the
Local  Manager  and  its affiliates are or may  become  similarly interested in the Fund, and that the Local Manager and directors, officers,  employees, partners and shareholders of its affiliates may become interested in the Fund as shareholders or otherwise.

                           ARTICLE VI

         Compliance with Applicable Laws and Regulations

     The Local Manager shall obtain and at all times maintain and comply  with the terms of all relevant authorisations,  licences,
consents,  approvals  and  registrations  and  comply  with   all
relevant  laws  and  regulations, necessary for  the  purpose  of
performing   any  of  its  duties  and  obligations  under   this
Agreement.   The  Local  Manager shall inform  MSIM  as  soon  as
possible  if  at  any time the Local Manager  becomes  unable  to comply  with  the  terms of or maintain any such  authorisations, licences, consents, approvals or registrations.

                           ARTICLE VII

           Duration and Termination of this Agreement

     This  Agreement shall become effective as of the date  first above  written  and  shall  remain in force  until  the  date  of termination  of  the Advisory Agreement (but not later  than  two years after the date hereof) and thereafter, but only so long  as such  continuance is specifically approved at least  annually  by
(i) the Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund and (ii) a majority  of those  Directors  who  are  not  parties  to  this  Agreement  or interested persons of any such party cast in person at a  meeting called for the purpose of voting on such approval.

     This  Agreement may be terminated at any time,  without  the payment of any penalty, by MSIM or by vote of a majority  of  the outstanding  voting  securities of the  Fund,  or  by  the  Local
Manager, on sixty days' written notice to the other party.   This
Agreement  shall  automatically terminate in  the  event  of  its assignment  or  in the event of the termination of  the  Advisory
Agreement.   Any  termination shall be without prejudice  to  the
completion of transactions already initiated.

                          ARTICLE VIII

                  Amendments to this Agreement

     This  Agreement may be amended by the parties only  if  such amendment  is specifically approved by (i) the Directors  of  the
Fund  or  by  the  vote  of  a  majority  of  outstanding  voting securities of the Fund and (ii) a majority of those Directors who are  not parties to this Agreement or interested persons  of  any such party cast in person at a meeting called for the purpose  of voting on such approval.

                           ARTICLE IX

                  Definitions of Certain Terms

     The  terms  "vote  of  a majority of the outstanding  voting securities",  "assignment", "affiliated person"  and  "interested person"  used  in  this  Agreement,  shall  have  the  respective meanings  specified in the Investment Company Act and  the  rules and  regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                            ARTICLE X

                          Governing Law

     This  Agreement  shall be construed in accordance  with  the laws  of  the State of New York and the applicable provisions  of the  Investment  Company Act.  To the extent that the  applicable laws  of  the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company
Act, the latter shall control.

     IN  WITNESS  WHEREOF, the parties hereto have  executed  and delivered this Agreement as of the date first above written.

                              MORGAN STANLEY INVESTMENT
                              MANAGEMENT INC.

                              By:  /s/ Ronald E. Robison
                                   Name:  Ronald E. Robison
                                   Title:  Managing Director

                              MORGAN STANLEY INVESTMENT
                              MANAGEMENT COMPANY

                              By:  /s/ Narayan Ramachandran
                                   Name: Narayan Ramachandran
                                   Title: Director